CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 27, 2008 on the consolidated balance sheets as of December 31, 2007 and 2006, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the years ended December 31, 2007, 2006 and 2005, included in this Form 10-K Amendment No. 2, into the Company's previously filed Registration Statement Form S-8 (File No. 333-152554).

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Wanchai, Hong Kong
March 9, 2009